EXHIBIT 4.2

THIS 4.75% FIXED RATE/FLOATING RATE SUBORDINATED NOTE (THIS “FIXED RATE/FLOATING RATE SUBORDINATED NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS FIXED RATE/FLOATING RATE SUBORDINATED NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY STATE OR OTHER SECURITIES LAWS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS FIXED RATE/FLOATING RATE SUBORDINATED NOTE PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS THE LATER OF (X) TWO YEARS (OR THAT SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH SUSQUEHANNA BANCSHARES, INC. (THE “COMPANY”) OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) THEREOF WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR (Y) THAT LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW EXCEPT (A) TO THE COMPANY OR ANY AFFILIATE THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE FIXED RATE/FLOATING RATE SUBORDINATED NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF THAT INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND (2) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER OF THIS KIND PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.

THE FIXED RATE/FLOATING RATE SUBORDINATED NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF SUSQUEHANNA BANCSHARES, INC. AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS FIXED RATE/FLOATING RATE SUBORDINATED NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS FIXED RATE/FLOATING RATE SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS FIXED RATE/FLOATING RATE SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS FIXED RATE/FLOATING RATE SUBORDINATED NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS FIXED RATE/FLOATING RATE SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED

NO. - 1	$75,000,000

SUSQUEHANNA BANCSHARES, INC.

4.75% FIXED RATE/FLOATING RATE SUBORDINATED NOTES DUE 2014

CUSIP NO.: 869 099 AE 1

SUSQUEHANNA BANCSHARES, INC., a Pennsylvania corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $75,000,000 on May 1, 2014 (the “Maturity Date”), and to pay interest thereon at the rate per annum of 4.75% from and including May 3, 2004, to but excluding May 1, 2009 (the “Fixed Rate Period”), which interest has been paid or duly provided for, semi-annually in arrears on each May 1 and November 1, commencing November 1, 2004 (the “Fixed Interest Payment Date”); and to pay interest thereon at the rate equal to the then applicable United States dollar three-month LIBOR rate plus 1.82%, which interest has been paid or duly provided for, quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing August 1, 2009 (the “Floating

Interest Payment Date”) and through but excluding the Maturity Date or date of earlier redemption (the “Floating Rate Period”); until the principal hereof is paid or made available for payment; provided that if any Registration Default (as such term is defined in the Registration Right Agreement, dated as of the date hereof, among the Company and the Initial Purchasers named therein) occurs with respect to this Fixed Rate/Floating Rate Subordinated Note, then additional interest (“Additional Interest”) will accrue (in addition to the stated interest on this Fixed Rate/Floating Rate Subordinated Note described above) on this Fixed Rate/Floating Rate Subordinated Note at a per annum rate of 0.25% from and including the date of the occurrence of such Registration Default to but excluding the date on which no Registration Default is in effect with respect to this Fixed Rate/Floating Rate Subordinated Note; provided, further, however, that if the period during which one or more Registration Defaults remains in effect with respect to this Fixed Rate/Floating Rate Subordinated Note continues for more than 90 days, then from and including the 91st day during which one or more Registration Defaults remain in effect with respect to this Fixed Rate/Floating Rate Subordinated Note to but excluding the date on which no Registration Default is in effect with respect to this Fixed Rate/Floating Rate Subordinated Note, such Additional Interest shall accrue on this Fixed Rate/Floating Rate Subordinated Note at a per annum rate of 0.50%. All Additional Interest payable with respect to this Fixed Rate/Floating Rate Subordinated Note shall be paid in the same manner as periodic interest payments are required to be made to the Holder of this Fixed Rate/Floating Rate Subordinated Note pursuant to the terms hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Fixed Rate/Floating Rate Subordinated Note is registered at the close of business on the 15th calendar day immediately preceding the relevant Interest Payment Date (the “Regular Record Date”). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Fixed Rate/Floating Rate Subordinated Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Subordinated Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest payable with respect to the Fixed Rate Period for any full semi-annual period will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that the amount of interest payable with respect to the Fixed Rate Period for any partial semi-annual period during the Fixed Rate Period will be computed based on the actual number of days elapsed during that 180-day period.

During the Floating Rate Period, the interest rate per annum will be reset on the first day of each Interest Reset Period (as defined below) and will be equal to LIBOR (as defined below) plus 1.82%, as determined by the calculation agent, who initially shall be the Trustee (the “Calculation Agent”). The amount of interest for each day the Fixed Rate/Floating Rate Subordinated Notes are outstanding during the Floating Rate Period (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the outstanding principal amount of the Fixed Rate/Floating Rate Subordinated Notes. The amount of interest to be paid during the Floating Rate Period for each Interest Period (as defined below) will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

The indebtedness evidenced by the Fixed Rate/Floating Rate Subordinated Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness (as defined in the Indenture), and this Fixed Rate/Floating Rate Subordinated Note is issued subject to such provisions and each Holder of this Fixed Rate/Floating Rate Subordinated Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

Payment of the principal of (and premium, if any) and any interest on this Fixed Rate/Floating Rate Subordinated Note will be made at the offices or agencies of the Company maintained for that purpose in the city of Pittsburgh, Pennsylvania or Dallas, Texas, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register. In the event that an Interest Payment Date is not a Business Day, the amount payable on such date shall be payable on the next succeeding day that is a Business Day with the same force and effect as if such payment had been made on such date without any interest or other payment with respect to the delay; provided, however, if such Interest Payment Date occurs during the Floating Rate Period and such next Business Day is in a different month, then we will pay interest on the Business Day immediately preceding that Interest Payment Date. If the Maturity Date or date of earlier redemption falls on a day that is not a Business Day, the payment of principal and interest, if any, will be made on the next succeeding business day, and no interest shall accrue for the period from and after such Maturity Date or date of earlier redemption.

For purposes of the Fixed Rate/Floating Rate Subordinated Notes, the following capitalized terms used herein shall have the meanings set forth below:

“LIBOR,” with respect to an Interest Reset Period, means the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period beginning on the second London Banking Day (as defined below) after the Determination Date (as defined below) that appears on Telerate Page 3750 (as defined below) as of 11:00 A.M., London time, on the Determination Date. If Telerate Page 3750 does not include this rate or is unavailable on the Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide that bank’s offered quotation (expressed as a percentage per annum) as of approximately 11:00 A.M., London time, on the Determination Date to prime banks in the London interbank market for deposits in a Representative Amount (as defined below) in United States dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two offered quotations are so provided, LIBOR for the Interest Reset Period will be the arithmetic mean of those quotations. If fewer than two quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide that bank’s rate (expressed as a percentage per annum), as of approximately 11:00 A.M., New York City time, on the Determination Date for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two rates are so provided, LIBOR for the Interest Reset Period will be the arithmetic mean of those rates. If fewer than two rates are so provided, then LIBOR for the Interest Reset Period will be LIBOR in effect with respect to the immediately preceding Interest Reset Period or, in the case of the first Interest Reset Period, 4.75% per annum.

“Determination Date” with respect to an Interest Reset Period means the second London Banking Day preceding the first day of the Interest Reset Period.

“Interest Reset Period” means each period during the floating-rate period from and including an interest payment date to but excluding the next succeeding interest payment date. The first Interest Reset Period will commence on and include May 1, 2009 and end on and include August 1, 2009.

“London Banking Day” means any day on which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Representative Amount” means a principal amount that is representative for a single transaction in the relevant market at the relevant time.

“Telerate Page 3750” means the display designated as “Page 3750” on the Bridge Telerate Service (or such other page as may replace Page 3750 on that service).

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The interest rate on the Fixed Rate/Floating Rate Subordinated Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by Unites States law of general application.

The Calculation Agent will, upon the request of any Holder of the Fixed Rate/Floating Rate Subordinated Notes, provide the interest rate then in effect. All calculations of the Calculation Agent, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the Holders of the Fixed Rate/Floating Rate Subordinated Notes. The Company may appoint a successor Calculation Agent with the written consent of the trustee, which consent shall not be unreasonably withheld.

This Fixed Rate/Floating Rate Subordinated Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued under an

Indenture, dated as of November 4, 2002 and as supplemented by the First Supplemental Indenture, dated May 3, 2004 (the “Indenture”), between the Company and J. P. Morgan Trust Company, National Association, (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Company, the Trustee and the Holders of the Securities (including this Fixed Rate/Floating Rate Subordinated Note), and the terms upon which the Securities (including this Fixed Rate/Floating Rate Subordinated Note) are, and are to be, authenticated and delivered. This Fixed Rate/Floating Rate Subordinated Note is one of a series of Subordinated Notes of the Company designated as its 4.75% Fixed Rate/Floating Rate Subordinated Notes due 2014 (herein called the “Fixed Rate/Floating Rate Subordinated Notes”), initially limited in aggregate principal amount to $75,000,000.

The Fixed Rate/Floating Rate Subordinated Notes are not redeemable prior to May 1, 2009. The Fixed Rate/Floating Rate Subordinated Notes will be redeemable in whole or in part at the Company’s option and upon clearance with the Federal Reserve Board, on or after May 1, 2009, and on any Floating Interest Payment Date thereafter, (a “Redemption Date”), at a redemption price equal to 100% of the principal amount of the Fixed Rate/Floating Rate Subordinated Notes to be redeemed, plus any accrued but unpaid interest to the Redemption Date. The Fixed Rate/Floating Rate Subordinated Notes may be redeemed on not less than 30 nor more than 60 days’ prior notice. Other than as set forth in this paragraph, the Fixed Rate/Floating Rate Subordinated Notes shall not be subject to redemption at the option of the Company. Notice of any redemption will be mailed not less than 30 nor more than 60 calendar days before the Redemption Date to each Holder of Fixed Rate/Floating Rate Subordinated Notes to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price with respect to any Fixed Rate/Floating Rate Subordinated Note to be so redeemed, on and after the Redemption Date interest will cease to accrue on the principal amount of such Fixed Rate/Floating Rate Subordinated Note. Notwithstanding the foregoing, any redemption of the Fixed Rate/Floating Rate Subordinated Notes shall be subject to the prior clearance of the Board of Governors of the Federal Reserve Board System if such clearance is then required under its capital guidelines or policies.

As provided in the Indenture and subject to certain limitations and conditions set forth therein and in this Fixed Rate/Floating Rate Subordinated Note, the transfer of this Fixed Rate/Floating Rate Subordinated Note may be registered in the Security Register of the Company upon surrender of this Fixed Rate/Floating Rate Subordinated Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Fixed Rate/Floating Rate Subordinated Note are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Fixed Rate/Floating Rate Subordinated Notes are issuable only as registered Subordinated Notes without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations set forth therein, this Fixed Rate/Floating Rate Subordinated Note is exchangeable for a like aggregate principal amount of Fixed Rate/Floating Rate Subordinated Notes of different authorized denominations, as requested by the Holder surrendering the same.

The Fixed Rate/Floating Rate Subordinated Notes shall not be subject to any sinking fund.

Prior to due presentment for registration of transfer of this Fixed Rate/Floating Rate Subordinated Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Fixed Rate/Floating Rate Subordinated Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Fixed Rate/Floating Rate Subordinated Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Fixed Rate/Floating Rate Subordinated Note shall contain the additional provisions relating to book-entry securities and transfers in certain situations set forth in Exhibit E to the Indenture.

If an Event of Default with respect to the Fixed Rate/Floating Rate Subordinated Notes shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

In connection with the transactions contemplated by the Registration Rights Agreement, the Fixed Rate/Floating Rate Subordinated Notes and all Exchange Securities and Private Exchange Securities (as each such term is defined in the Registration Rights Agreement) issued in exchange for the Fixed Rate/Floating Rate Subordinated Notes pursuant to the Registration Rights Agreement shall vote and consent together on all matters as a single class and shall constitute a single series of Securities under the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected by such amendment or modification under the Indenture at any time by the Company and the trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each such series to be so affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Fixed Rate/Floating Rate Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this Fixed Rate/Floating Rate Subordinated Note and of any Subordinated Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Fixed Rate/Floating Rate Subordinated Note.

No reference herein to the Indenture and no provision of this Fixed Rate/Floating Rate Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Fixed Rate/Floating Rate Subordinated Note at the times, place and rate, and in the coin and currency, herein prescribed.

This Fixed Rate/Floating Rate Subordinated Note shall be construed in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles thereof.

All terms used in this Fixed Rate/Floating Rate Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an authenticating agent, by the manual signature of an authorized officer, this Fixed Rate/Floating Rate Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 3, 2004

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ William J. Reuter
	Name:	William J. Reuter
	Title:	President and Chief Executive Officer

Attest:

By:	/s/ Lisa M. Cavage
	Name:	Lisa M. Cavage
	Title:	Vice President, Secretary and Counsel

Dated: May 3, 2004

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kerry S. Zombeck
Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Name and address of assignee, including zip code (must be printed or typewritten)

the within Fixed Rate/Floating Rate Subordinated Note, and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Fixed Rate/Floating Rate Subordinated Note on the books of the within Company, with full power of substitution in the premises.

Dated:

	NOTICE:	The signature to this assignment must correspond with the name as it appears upon the face of the within or attached Fixed Rate/Floating Rate Subordinated Note in every particular, without alteration or enlargement or any change whatever.